Exhibit 99.1

                 LTX Announces Second Quarter Financial Results


    WESTWOOD, Mass.--(BUSINESS WIRE)--Feb. 16, 2005--LTX Corporation (Nasdaq: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fiscal second quarter ended January 31, 2005. The results were in-line with the Company's updated guidance provided on February 2, 2005.
    Sales for the quarter were $27,036,000, down 37% from prior quarter sales of $43,033,000. Net loss for the quarter was $(19,183,000), or $(0.31) per share on a GAAP basis compared to a net loss for the 2005 first fiscal quarter of $(61,673,000), or $(1.01) per share on a GAAP basis, which included excess and obsolete inventory and restructuring charges totaling $50,572,000, or $(0.83) per share. Sales were $58,415,000 for the second quarter of fiscal year 2004 and net loss was $(1,435,000), or $(0.03) per share on a GAAP basis. Incoming orders for the second quarter of fiscal 2005 were $31 million yielding a book-to-bill ratio of 1.13 to 1.
    Roger W. Blethen, chairman and chief executive officer, commented, "Industry conditions remain weak for the semiconductor test equipment industry and while we don't anticipate that conditions will weaken further, we also are not yet seeing signs of a return to growth. Fusion continues to gain market momentum, winning another half dozen new customers during the second quarter."
    "Two technologies are the primary drivers behind this accelerating pace of new customer wins - these are Fusion's parallel RF measurement capabilities for wireless communications testing, and Fusion's high-performance capabilities for testing of SERDES interfaces using our fully integrated, high speed serial VX-GTO instruments. The broader customer base, along with an associated strong volume of new device applications, will be key drivers of our business as industry conditions improve."

    Third Quarter Fiscal 2005 Outlook

    Revenue is expected to be in the range of $26 million to $28 million, with gross margin of approximately 29%. The earnings per share is projected to be a loss in the range of $(0.34) to $(0.35) assuming 61.2 million shares outstanding. This guidance includes approximately $4 million in severance charges, or $0.07 per share, but does not include any other provisions for restructuring and other special charges.
    The Company will conduct a conference call today, February 16, 2005, at 4:30 PM EST to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through February 28, 2005 via telephone by dialing 888.286.8010; passcode 98495870 or by visiting our web site at www.ltx.com.

    "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin and earnings guidance, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

    LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.

    LTX and Fusion are registered trademarks of LTX Corporation.


                            LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                              (Unaudited)
                            (In thousands)

                                               January 31,   July 31,
                                                    2005       2004
                                               ----------   ----------
ASSETS
Current assets:
  Cash and Cash equivalents                    $  48,472    $  95,112
  Marketable Securities                          147,874      149,601
  Accounts receivable - trade                     18,498       32,961
  Accounts receivable - other                      3,171       11,494
  Inventories                                     41,363       69,220
  Prepaid Expense                                  6,678        9,828

                                               ----------   ----------
    Total current assets                         266,056      368,216

Property and equipment, net                       69,858       71,329
Goodwill and other intangible assets              15,413       15,763
Other assets                                       3,779        4,256
                                               ----------   ----------

                                               $ 355,106    $ 459,564
                                               ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt            $     109    $     321
  Accounts payable                                17,048       37,438
  Deferred revenues and customer advances          3,127        3,520
  Deferred gain on leased equipment                5,745        6,852
  Other accrued expenses                          25,434       27,179

                                               ----------   ----------
    Total current liabilities                     51,463       75,310
                                               ----------   ----------

Long-term debt, less current portion             150,000      150,000
Stockholders' equity                             153,643      234,254
                                               ----------   ----------
                                               $ 355,106    $ 459,564
                                               ==========   ==========


                            LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS
                              (Unaudited)
            (In thousands, except earnings per share data)



                                  Three Months          Six Months
                                     Ended                Ended
                                   January 31,          January 31,
                              -------------------  -------------------
                                  2005     2004        2005      2004
                              --------- ---------  --------- ---------

Net sales                     $ 27,036  $ 58,415  $ 70,069  $ 105,034

Cost of sales                   19,883    35,327    48,117     67,850

Inventory related provision          -         -    47,457          -
                              --------- ---------  --------- ---------
    Gross margin                 7,153    23,088   (25,505)    37,184

Engineering and product
 development expenses           17,894    16,487    35,534     33,066


Selling, general and
 administrative expenses         8,052     6,841    15,931     13,223

Reorganization costs                 -         -     3,115          -
                              --------- ---------  --------- ---------

    Loss from operations       (18,793)     (240)  (80,085)    (9,105)

Interest income (expense), net    (390)   (1,195)     (771)    (2,136)
                               -------- ---------  --------- ---------

Net loss                      $(19,183) $ (1,435) $(80,856) $ (11,241)
                               ======== =========  ========= =========
Net loss per share
  Basic                       $  (0.31) $  (0.03) $  (1.32) $   (0.22)
  Diluted                     $  (0.31) $  (0.03) $  (1.32) $   (0.22)


Weighted average shares:
  Basic                         61,040    52,069    61,029     51,936
  Diluted                       61,040    52,069    61,029     51,936




    CONTACT: LTX Corporation
             Mark Gallenberger, 781-467-5417
             mark_gallenberger@ltx.com
             www.ltx.com